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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K


                                 CURRENT REPORT


                       PURSUANT TO SECTION 13 OR 15(d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934


Date of Report (date of earliest event reported):  June 12, 2001
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                              WSI Industries, Inc.
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             (Exact name of Registrant as specified in its charter)


           Minnesota                     0-619                   41-0691607
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(State or other jurisdiction          (Commission            (I.R.S. Employer
      of incorporation)               File Number)          Identification No.)


      15250 Wayzata Boulevard
         Wayzata, Minnesota                                         55391
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(Address of principal executive offices)                         (Zip Code)


Registrant's telephone number, including area code: (952) 473-1271
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Items 1, 3, 4, 5, 6, 8 and 9 are not applicable and therefore omitted.

ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS

         On June 12, 2001, WSI Industries, Inc. (the "Company") completed the sale of its Long Lake, Minnesota facility which consisted of a building of approximately 174,00 square feet and 25 acres of real property. The sale was made to DRB #8, LLC, a Minnesota limited liability company, for total consideration of approximately $2.4 million.

         The terms of Purchase Agreement, including the cash payment referred to above, were determined through arms-length negotiations between the management of the Company and the management of DRB #8, LLC.

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS

10.1 Purchase Agreement between the Company and DRB #8, LLC dated as of May 11, 2001.


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                                    SIGNATURE

    Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.


                                       WSI INDUSTRIES, INC.

                                       By: /s/  Paul D. Sheely
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                                                Paul D. Sheely
                                                Vice President-Finance and
                                                  Chief Financial Officer


Dated:   June 26, 2001